Exhibit 23.3

GEBE Environmental Technology Limited

5000 Ang Mo Kio Avenue 5,

#02-04, Techplace II,

Singapore 569870

20 January 2026

LETTER OF CONSENT

Dear Sirs,

1.	Introduction

We are engaged as Singapore legal counsel to GEBE Environmental Technology Limited (the “Company”), a company incorporated under the laws of the British Virgin Islands, and its subsidiaries established in Singapore in connection with the Company’s registration statement on Form F-1 ﬁled with the United States Securities and Exchange Commission (the “SEC”), including all amendments or supplements thereto (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the public offering by the Company of its ordinary shares.

2.	Consent

We hereby consent to the references to our name in such Registration Statement. Further, we hereby consent to the ﬁling with the SEC of this consent letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully

/s/ Bird & Bird ATMD LLP

BIRD & BIRD ATMD LLP